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                                                                     Exhibit 4.2

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NOTICE OF GRANT OF STOCK OPTIONS             HILTON HOTELS CORPORATION
AND GRANT AGREEMENT                          ID:  36-2058176
                                             9336 Civic Center Drive
                                             Post Office Box 5567
                                             Beverly Hills, CA  90210
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STEPHEN F. BOLLENBACH
HILTON HOTELS CORPORATION
9336 CIVIC CENTER DRIVE
BEVERLY HILLS  CA  90210


ID:   ###-##-####

You have been granted options to buy HILTON HOTELS CORPORATION common stock as follows:

          Non-Qualified Stock Option Grant No.                            L-4484
          Date of Grant                                                 01/30/96
          Stock Option Plan                                                 96CE
          Option Price per Share                                        $74.6875
          Total Number of Shares Granted                               1,500,000
          Total Price of Shares Granted                          $112,031,250.00

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          By your signature and HILTON's signature below, you and HILTON agree that these options are granted under and governed by the terms and conditions of HILTON's Stock Option Plans, as amended, all of which are attached and made a part of this document.







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For HILTON HOTELS CORPORATION                          Date

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Optionee                                               Date